Exhibit 99.1

Intermex Reports Second Quarter Results
Company continues to generate strong earnings and margins, continued execution of omnichannel strategy

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (August 7, 2024) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading omnichannel money transfer services to Latin America and the Caribbean, today reported strong operating results for the second quarter of 2024.

Financial performance highlights for the second quarter of 2024 compared with the same period last year are:
•Revenues of $171.5 million, an increase of 1.4%.
•Net income of $14.0 million, a decrease of 9.1%.
•Diluted EPS of $0.42 per share, same as the prior period.
•Adjusted Diluted EPS of $0.55 per share, an increase of 10.0%.
•Adjusted EBITDA of $31.1 million, an increase of 0.6%.

Bob Lisy, Chairman, President, and CEO of Intermex, stated “We are proud to deliver another strong quarter of operating results. We successfully navigated a challenging market environment to deliver record Q2 revenues for the Company and double-digit Adjusted EPS growth. We continue to execute on our differentiated, omnichannel strategy, and deliver on that strategy with our focus on efficiency, which we believe is unmatched in the industry. Our expansive and highly profitable retail footprint provides the perfect pairing for a digital offering among the very best-in-class… an offering that we believe is outpacing the market in both growth and profitability."

Second Quarter 2024 Financial Results (all comparisons are to the Second Quarter 2023)
Total revenues for the Company were $171.5 million, up 1.4%. Contributing to the revenue growth was a 3.9% increase in unique, active customers to 4.2 million, who generated 15.3 million money transfer transactions, an increase of 1.3%. Transaction growth resulted in a total of $6.4 billion in principal amount transferred.

Net income was $14.0 million, a decrease of 9.1%. Diluted earnings per share were $0.42, remaining flat from the prior year. The net income decrease was primarily impacted by $2.7 million in restructuring charges for the quarter. The decrease was partially offset by higher revenues and lower general and administrative expenses, as well as lower pretax income driven by the restructuring charges discussed below. Diluted earnings per share reflects the reduction in share count from the Company's stock repurchases offset by lower net income.

Adjusted EBITDA increased 0.6% to $31.1 million, driven by the business operating results discussed above and the impact of the adjusting items shown in the reconciliation table below.

Adjusted net income decreased 1.6% to $18.1 million, and adjusted diluted earnings per share was $0.55, an increase of 10.0%. Adjusted net income and adjusted diluted EPS were impacted by the items noted above in net income, adjusted for certain items detailed in the reconciliation table below. Adjusted EPS also benefited from a lower share count as a result of the Company's stock repurchases.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Year-to-Date Financial Results for 2024 (all comparisons are to the first six months of 2023)
Revenues increased by 2.4% to $321.9 million. Driving that growth was a 1.4% increase in revenue from money transfers and money order fees. Principal amount from remittance activity increased 1.4% to $11.9 billion.

The Company reported net income of $26.1 million, a decrease of 4.0%. Diluted earnings per share were $0.78, an increase of 6.8%, attributable to the year-to-date effects of the same items noted above for the second quarter of 2024.

Adjusted EBITDA increased 2.7% to $56.5 million, attributable to the same items noted above for the second quarter of 2024 and the higher net effect of the adjusting items detailed in the reconciliation table below following the unaudited condensed consolidated financial statements.

Adjusted net income totaled $32.8 million, an increase of 0.6%. Adjusted diluted earnings per share totaled $0.97, an increase of 10.2%, attributable to the same items noted above for the second quarter of 2024.

Other Items
The Company ended the second quarter of 2024 with $233.2 million in cash and cash equivalents. Net Free Cash Generated for the second quarter of 2024 was $13.3 million, slightly up from the second quarter of 2023. Year-over-year Net Free Cash Generated reflects the final $1.6 million impact from capital spending associated with assets placed into service as a result of the Company's move to the new U.S. headquarters facility.
The Company repurchased 521,651 shares of its common stock for $11.2 million during the second quarter of 2024 through its underlying share repurchase program. During the first half of 2024, the Company purchased 1.64 million shares for $34.6 million.

In the second quarter of 2024, the Company incurred restructuring costs of approximately $2.7 million. The charges were primarily related to the Company's foreign operations and constituted reorganizing the workforce, streamlining operational processes, and integrating technology functionality. On completion, the Company expects these actions to generate over $2.0 million in recurring annualized savings starting in 2025.

Guidance
The Company is revising its full-year guidance and providing third-quarter guidance:

Full-year 2024:
•Revenue of $657.6 million to $677.6 million.
•Diluted EPS of $1.73 to $1.87.
•Adjusted Diluted EPS of $2.07 to $2.25.
•Adjusted EBITDA of $121.1 million to $124.7 million.

Third quarter 2024:
•Revenue of $170.6 million to $175.8 million.
•Diluted EPS of $0.49 to $0.54.
•Adjusted Diluted EPS of $0.57 to $0.62.

•Adjusted EBITDA of $32.1 million to $33.1 million.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Furthermore, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of intangible assets resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share, as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the condensed consolidated financial statements. A quantitative reconciliation of projected Adjusted EBITDA and Adjusted Diluted EPS to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. Interested parties are invited to join the discussion and gain firsthand knowledge about Intermex's financial performance and operational achievements through the following channels:

•A live broadcast of the conference call may be accessed via the Investor Relations section of Intermex’s website at https://investors.intermexonline.com/.
•To participate in the live conference call via telephone, please register HERE. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
•Following the conference call, an archived webcast of the call will be available for one year on Intermex’s website at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, restructuring initiatives and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance,” and similar expressions (including the negative and plural forms of such words and phrases). These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are outside our control, that could cause actual results to differ from those expressed or implied by such forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others, changes in applicable laws or regulations; factors relating to our business, operations and financial performance, including: loss of, or reduction in business with, key sending agents; our ability to effectively compete in the markets in which we operate; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as rising interest rates; international political factors, political instability, tariffs, border taxes or restrictions on remittances or transfers from the outbound countries in which we operate or plan to operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; public health conditions, responses thereto and the economic and market effects thereof; consumer confidence in our brands and in consumer money transfers generally; expansion into new geographic markets or product markets; our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; the ability of our risk management and compliance policies, procedures and systems to mitigate risk related to transaction monitoring; consumer fraud and other risks relating to the authenticity of customers’ orders or the improper or illegal use of our services by consumers or sending agents; cybersecurity-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices apps; new technology or competitors that disrupt the current money transfer and payment ecosystem, including the introduction of new digital platforms; our success in developing and introducing new products, services and infrastructure; our ability to maintain favorable banking and paying agent relationships necessary to conduct our business; bank failures, sustained financial illiquidity, or illiquidity at the clearing, cash management or custodial financial institutions with which we do business; changes to banking industry regulation and practice; credit risks from our agents and the financial institutions with which we do business; our ability to recruit and retain key personnel; our ability to maintain compliance with applicable laws and regulatory requirements, including those intended to prevent use of our money remittance services for criminal activity, those related to data and cyber-security protection, and those related to new business initiatives; enforcement actions and private litigation under regulations applicable to the money remittance services; changes in immigration laws and their enforcement; changes in tax laws in the countries in which we operate; our ability to protect intellectual property rights; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; our use of third-party vendors and service providers; weakness in U.S. or international economic conditions; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports and other filings that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, Spain, Italy and Germany to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, Spain, Italy and Germany; Company-operated stores; our mobile app; and the Company’s websites. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Alex Sadowski
Investor Relations Coordinator
ir@intermexusa.com
tel. 305-671-8000

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands of dollars)	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$233,209	$239,203
Accounts receivable, net	199,511	155,237
Prepaid wires, net	19,681	28,366
Prepaid expenses and other current assets	10,263	10,068
Total current assets	462,664	432,874

Property and equipment, net	46,182	31,656
Goodwill	53,986	53,986
Intangible assets, net	16,136	18,143
Deferred tax asset, net	725	—
Other assets	32,706	40,153
Total assets	$612,399	$576,812

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$8,257	$7,163
Accounts payable	38,402	36,507
Wire transfers and money orders payable, net	152,065	125,042
Accrued and other liabilities	47,655	54,661
Total current liabilities	246,379	223,373

Long-term liabilities:
Debt, net	202,944	181,073
Lease liabilities, net	20,661	22,670
Deferred tax liability, net	—	659
Total long-term liabilities	223,605	204,402

Stockholders' equity:
Total stockholders' equity	142,415	149,037
Total liabilities and stockholders' equity	$612,399	$576,812

Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except for per share data)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenues:
Wire transfer and money order fees, net	$145,837	$144,518	$272,758	$268,968
Foreign exchange gain, net	22,800	22,382	43,146	41,550
Other income	2,894	2,250	6,039	3,996
Total revenues	171,531	169,150	321,943	314,514

Operating expenses:
Service charges from agents and banks	113,369	110,996	211,303	207,113
Salaries and benefits	16,893	17,640	34,999	33,808
Other selling, general and administrative expenses	12,283	12,637	23,841	23,974
Restructuring costs	2,711	—	2,711	—
Depreciation and amortization	3,371	3,135	6,599	6,038
Total operating expenses	148,627	144,408	279,453	270,933

Operating income	22,904	24,742	42,490	43,581

Interest expense	3,095	2,651	5,797	4,842

Income before income taxes	19,809	22,091	36,693	38,739

Income tax provision	5,776	6,669	10,554	11,555

Net income	$14,033	$15,422	$26,139	$27,184

Earnings per common share:
Basic	$0.43	$0.43	$0.79	$0.75
Diluted	$0.42	$0.42	$0.78	$0.73

Weighted-average common shares outstanding:
Basic	32,698,951	36,001,670	33,187,196	36,239,997
Diluted	33,090,806	36,871,674	33,639,811	37,115,490

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except for per share data)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)

Net income	$14,033	$15,422	$26,139	$27,184

Adjusted for:
Share-based compensation (a)	2,392	2,245	4,545	3,943
Restructuring costs (b)	2,711	—	2,711	—
Transaction costs (c)	26	275	36	399
Legal contingency settlement (d)	(570)	—	(570)	—
Other charges and expenses (e)	218	492	655	1,021
Amortization of intangibles (f)	958	1,209	1,935	2,334
Income tax benefit related to adjustments (g)	(1,673)	(1,274)	(2,679)	(2,296)
Adjusted net income	$18,095	$18,369	$32,772	$32,585

Adjusted earnings per common share:
Basic	$0.55	$0.51	$0.99	$0.90
Diluted	$0.55	$0.50	$0.97	$0.88
(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.
(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.
(f) Represents the amortization of intangible assets that resulted from business acquisition transactions.
(g) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to Net Income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP Basic Earnings per Share	$0.43	$0.43	$0.79	$0.75
Adjusted for:
Share-based compensation	0.07	0.06	0.14	0.11
Restructuring costs	0.08	—	0.08	—
Transaction costs	NM	0.01	NM	0.01
Legal contingency settlement	(0.02)	—	(0.02)	—
Other charges and expenses	0.01	0.01	0.02	0.03
Amortization of intangibles	0.03	0.03	0.06	0.06
Income tax benefit related to adjustments	(0.05)	(0.04)	(0.08)	(0.06)
Non-GAAP Adjusted Basic Earnings per Share	$0.55	$0.51	$0.99	$0.90
NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP Diluted Earnings per Share	$0.42	$0.42	$0.78	$0.73
Adjusted for:
Share-based compensation	0.07	0.06	0.14	0.11
Restructuring costs	0.08	—	0.08	—
Transaction costs	NM	0.01	NM	0.01
Legal contingency settlement	(0.02)	—	(0.02)	—
Other charges and expenses	0.01	0.01	0.02	0.03
Amortization of intangibles	0.03	0.03	0.06	0.06
Income tax benefit related to adjustments	(0.05)	(0.03)	(0.08)	(0.06)
Non-GAAP Adjusted Diluted Earnings per Share	$0.55	$0.50	$0.97	$0.88

NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income	$14,033	$15,422	$26,139	$27,184

Adjusted for:
Interest expense	3,095	2,651	5,797	4,842
Income tax provision	5,776	6,669	10,554	11,555
Depreciation and amortization	3,371	3,135	6,599	6,038
EBITDA	26,275	27,877	49,089	49,619
Share-based compensation (a)	2,392	2,245	4,545	3,943
Restructuring costs (b)	2,711	—	2,711	—
Transaction costs (c)	26	275	36	399
Legal contingency settlement (d)	(570)	—	(570)	—
Other charges and expenses (e)	218	492	655	1,021
Adjusted EBITDA	$31,052	$30,889	$56,466	$54,982

(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net Income Margin	8.2%	9.1%	8.1%	8.6%
Adjusted for:
Interest expense	1.8%	1.6%	1.8%	1.5%
Income tax provision	3.4%	3.9%	3.3%	3.7%
Depreciation and amortization	2.0%	1.9%	2.0%	1.9%
EBITDA	15.3%	16.5%	15.2%	15.8%
Share-based compensation	1.4%	1.3%	1.4%	1.3%
Restructuring costs	1.6%	—%	0.9%	—%
Transaction costs	—%	0.2%	—%	0.1%
Legal contingency settlement	(0.3)%	—%	(0.2)%	—%
Other charges and expenses	0.1%	0.3%	0.2%	0.3%
Adjusted EBITDA Margin	18.1%	18.3%	17.6%	17.5%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)

Net income for the period	$14,033	$15,422	$26,139	$27,184

Depreciation and amortization	3,371	3,135	6,599	6,038
Share-based compensation	2,392	2,245	4,545	3,943
Provision for credit losses	1,776	1,155	3,371	1,940
Cash used in investing activities	(6,670)	(7,909)	(20,150)	(10,028)
Term loan pay downs	(1,641)	(1,094)	(3,281)	(2,188)

Net free cash generated during the period	$13,261	$12,954	$17,223	$26,889